UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

SJW Corp.

(Exact name of registrant specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 W. Taylor St., San Jose, California		95110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (408) 279-7900

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 25, 2013, SJW Corp. (the “Company”) issued a press release announcing that its underwriters have exercised an overallotment option to purchase an additional 100,000 shares (the “Shares”) of its common stock. The Company granted the option to the underwriters in connection with its previously announced public offering of 1,321,000 shares of its common stock, which priced on March 28, 2013 at a public offering price of $26.50 per share and closed on April 3, 2013. This brings the expected total gross proceeds from the offering to approximately $37.7 million.

A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The press release is being furnished with this Current Report on Form 8-K Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

99.1	Press release, dated as of April 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW Corp.

Date:	April 26, 2013	By:	/s/ James P. Lynch
Name: James P. Lynch Title: Chief Financial Officer and Treasurer